THE BEAR STEARNS COMPANIES INC.
                                IncomeNotesSM
          With Maturities of Nine Months or More from Date of Issue

Registration No. 333-104455
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No.  3A
(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated June 19, 2003)
Trade Date: July 14, 2003
Issue Date: July 17, 2003
The date of this Pricing Supplement is July 14, 2003

-------------------------------------------------------------------------------------------------------------------------
                                            Price to    Discounts &                                    Interest
   CUSIP#    Interest Rate  Maturity Date    Public     Commissions  Reallowance    Dealer        Payment Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EAF4       4.30%       7/15/2013      100.00%       1.50%        0.200%      98.90%               Semi
-------------------------------------------------------------------------------------------------------------------------
  07387EAG2       5.00%       7/15/2018      100.00%       2.00%        0.350%      98.40%             Monthly
-------------------------------------------------------------------------------------------------------------------------
  07387EAH0       5.25%       7/15/2023      100.00%       2.50%        0.350%      98.00%             Monthly
-------------------------------------------------------------------------------------------------------------------------

                                          Subject to Redemption
                                          ---------------------
-------------------------------------------------------------------------------------------------------------------------
                   First
    First        Interest                                                                     Aggregate
   Interest       Payment    Survivor's                                                       Principal
 Payment Date     Amount       Option    Yes/No        Date and Terms of Redemption            Amount      Net Proceeds
-------------------------------------------------------------------------------------------------------------------------
  1/15/2004       $21.26        Yes       No                        N/A                      $1,389,000     $1,368,165
-------------------------------------------------------------------------------------------------------------------------
  8/15/2003        $3.89        Yes       Yes   Commencing 7/15/2006 and on the interest     $1,738,000     $1,703,240
                                                payment dates thereafter until Maturity,
                                                the Notes may be called in whole at par at
                                                the option of the Company on ten calendar
                                                days notice.
-------------------------------------------------------------------------------------------------------------------------
  8/15/2003        $4.08        Yes       Yes   Commencing 7/15/2008 and on the interest     $4,102,000     $3,999,450
                                                payment dates thereafter until Maturity,
                                                the Notes may be called in whole at par at
                                                the option of the Company on ten calendar
                                                days notice.
-------------------------------------------------------------------------------------------------------------------------

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.